Exhibit 99.1

    JACKSONVILLE BANCORP ANNOUNCES THIRD QUARTER 2004 RESULTS

     JACKSONVILLE, Fla., Nov. 8 /PRNewswire-FirstCall/ -- Jacksonville Bancorp, Inc. (Nasdaq: JAXB) reported quarterly net earnings of $317,000 for the third quarter of 2004, an increase of $72,000 or 29% over the same period in 2003. Fully diluted earnings per share increased from $0.16 in the third quarter of 2003 to $0.19 for the third quarter in 2004. For the first nine months of 2004, Jacksonville Bancorp reported diluted earnings per share of $0.62, an 88% increase over the same period in 2003. Net income for the first nine months was $1.04 million which represents a 109% increase over the $496,000 earned during the same period in 2003.

     Third quarter 2004 net interest income increased 20% to $1.8 million, from $1.5 million in 2003, primarily due to significant new loan volume. Average gross loans increased 24%, from $138.6 million to $171.4 million over the last year. Credit quality continues to outperform the peer group as nonperforming assets were .27% as a percentage of assets and .33% as a percentage of loans. Total deposits grew $40.9 million, or 27%, with a 111.2% increase in core deposits. The net interest margin declined slightly to 3.52% for the quarter, as interest income increased by $545,000 to $2.8 million, up 24% from $2.3 million in 2003 and interest expense rose 30% from $801,000 to $1.04 million.

     Gilbert J. Pomar, III, Jacksonville Bancorp's President and CEO stated, "This quarter shows solid results in the four key financial areas of our focus: growing earnings, growing a high quality loan portfolio, growing our core deposits and maintaining a strong capital position to support this growth. Our loan growth and loan quality numbers continue to be excellent. We have also made tremendous progress in improving our deposit mix. Our certificate of deposit portfolio as a percentage of deposits has dropped from 68% to 44% since the end of 2003. From a capital standpoint, 100% of the remaining warrants were exercised injecting $2.9 million into the company. Total shareholder equity has increased $4.2 million so far this year and the Tier 1 capital ratio is a very healthy 10.19%. Certainly, the financial results are strong, but what really sets us apart is our superior service and long term commitment to build a dynamic company in the growing Northeast Florida market."

     Total assets increased 22% to $212.2 million, from $174.0 million at September 30, 2003. Net loans and total deposits increased 24% and 18%, respectively, with net loans of $174.7 million, up from $140.6 million in 2003, and deposits rising to $189.4 million from $160.6 million.

     Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market. The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in Jacksonville, Florida. More information is available at


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its website at www.jaxbank.com.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions, and uncertainties. The risks, uncertainties, and factors affecting actual results, include but are not limited to: our relatively limited operating history;
economic and political conditions, especially in North Florida; competitive circumstances; bank regulation, legislation, accounting principles, and monetary policies; the interest rate environment; success in minimizing credit risk and nonperforming assets; and technological changes. The Company's actual results may differ significantly from the results discussed in forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Additional information regarding risk factors can be found in the Company's filings with the Securities and Exchange Commission.

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

                   JACKSONVILLE BANCORP, INC.
                           (Unaudited)
          (Dollars in thousands except per share data)


	                                Three Months Ended        Nine Months Ended
                                          September 30,             September 30,
                                    -------------------------   ----------------------

                                      2004            2003          2004       2003
                                    ----------     ----------    ---------   ---------
Earnings Summary
----------------
Total interest
  income                             $2,840        $2,295        $7,800       $6,429
Total interest
  expense                             1,044           801         2,791        2,315
                                    ----------    ----------    ----------   ---------
Net interest income                   1,796         1,494         5,009        4,114

Provision for loan losses                98           341           282          919
                                    ----------    ----------    ----------   ---------
 Net interest income after
 provision for loan losses            1,698         1,153         4,727        3,195
Noninterest income                      203           174           629          514
Noninterest expense                   1,392           926         3,696        2,906
                                    ----------    ----------    ----------   ---------
       Income before
        income tax                      509           401         1,660          803

    Income tax provision                192           156           625          307
                                    ----------    ----------    ----------   ---------
       Net income                      $317          $245        $1,035         $496
                                    ==========    ==========    ==========   ==========


Summary Average Balance Sheet
-----------------------------
Loans, gross                       $171,395      $138,618      $162,969     $127,175
Securities                           22,363        17,379        17,814       15,296
Other earning assets                  9,119         2,179         8,277        1,917
                                   ----------    ---------     ----------   ----------

  Total earning assets              202,877       158,176       189,060      144,388
Other assets                          9,099         8,805         8,877        8,713
                                   ----------    ----------    ----------   ----------
       Total assets                $211,976      $166,981      $197,937     $153,101
                                   ==========    ==========    ==========   ==========
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

Interest bearing
 liabilities                       $172,659      $133,043      $161,653     $121,408
    Other liabilities                23,963        21,006        21,884       18,828
    Shareholders' equity             15,354        12,932        14,400       12,865
                                   ----------   ----------     ----------   ----------
     Total
      liabilities and
        shareholders'
        equity                     $211,976      $166,981      $197,937     $153,101
                                  ==========    ==========    ==========   ==========

Per Share Data
--------------
Basic earnings per share              $0.20         $0.17         $0.69        $0.34
Diluted earnings per share            $0.19         $0.16         $0.62        $0.33
Basic weighted average shares
  outstanding                     1,551,690     1,467,066     1,503,078    1,467,066
Diluted weighted average shares
  outstanding                     1,707,889     1,497,760     1,660,613    1,489,499
Total shares outstanding at
  end of period                   1,707,866     1,467,066     1,707,866    1,467,066
Closing market price per share       $25.55        $13.75        $25.55       $13.75


Selected Ratios
---------------
Return on average assets               0.59%         0.58%         0.70%        0.43%
Return on average equity               8.19%         7.52%         9.60%        5.15%
Average equity to average assets       7.24%         7.74%         7.28%        8.40%
Interest rate spread                   3.16%         3.32%         3.20%        3.40%
Net interest margin                    3.52%         3.75%         3.54%        3.81%
Allowance for loan losses as a
  percentage of total loans            1.10%         1.32%         1.10%        1.32%
Net charged off loans as a
  percentage of average loans          0.01%         0.33%         0.01%        0.11%

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


                                                  September 30,
                                                 -----------------
Summary Balance Sheet                            2004          2003
---------------------                            ------        ------
Cash and cash equivalents                        $8,674       $9,731
Securities                                       23,607       18,563
Loans, net                                      174,749      140,571
All other assets                                  5,200        5,129
                                                --------     --------
  Total assets                                 $212,230     $173,994
                                               ========     =========
Deposit accounts                               $189,373     $160,629
All other liabilities                             5,259          549
Shareholders' equity                             17,598       12,816
                                               --------     --------
Total liabilities and shareholders' equity     $212,230     $173,994
                                               ========     ========

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